Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS THIRD QUARTER FINANCIAL RESULTS

BOULDER, Colo. — October 30, 2013 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), today reported financial results for its third quarter ended September 30, 2013.

Third quarter sales were $54.3 million, up 8% from $50.1 million in the same quarter last year, and down 6% from sales of $57.9 million in the second quarter.  Third quarter gross margin was 31%, flat versus the third quarter a year ago and up from 30% in this year’s second quarter.

Operating income increased 6% to $5.5 million from $5.2 million in last year’s third quarter, and was down 9% from $6.0 million in the second quarter.   Net income in the third quarter was $3.6 million, or $0.26 per diluted share, a 5% decline from net income of $3.8 million, or $0.28 per diluted share, in the year-ago third quarter, but up from net income of $3.4 million, or $0.25 per diluted share, in this year’s second quarter.

During the third quarter, DMC completed a comprehensive review of inventories at its oilfield products business as part of an effort to reduce inventory levels.  As a result of the review, the Company recorded a one-time expense of $1.2 million to reflect an increase in reserves for excess, slow moving and obsolete inventory. The impact of this change in estimated reserve requirements reduced earnings by $0.06 per diluted share for both the three and nine-month periods ended September 30, 2013.

Third quarter Adjusted EBITDA was $9.2 million, up 3% from $9.0 million in the third quarter last year, and down 5% from $9.7 million in the second quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

NobelClad

NobelClad, the Company’s explosive metalworking business, reported sales of $30.4 million, up 2% from $29.8 million in the third quarter last year.  Operating income was $5.6 million, an increase of 2% versus $5.5 million in the same quarter a year ago.  Adjusted EBITDA was $7.1 million, up 4% from $6.8 million in the comparable year-ago quarter.  The segment closed the quarter with an order backlog of $42.9 million versus $44.2 million at the end of the second quarter.

DynaEnergetics

Sales at DynaEnergetics, DMC’s oilfield products business, were $21.9 million, up 22% from $18.0 million in last year’s third quarter.   The increase is attributable to geographic expansion initiatives and favorable changes in product and customer mix.  Operating income was $1.7 million, up 51% versus $1.1 million in the third quarter last year, while adjusted EBITDA was $3.1 million, up 22% versus $2.6 million in the 2012 third quarter.

AMK Technical Services

AMK Technical Services, previously known as AMK Welding, reported third quarter sales of $1.9 million, down 17% from $2.3 million in last year’s third quarter.  AMK’s sales continue to reflect the wind down of a major, long-term ground power project, which accounted for a significant portion of the business’s historical ground power revenues. Operating income was $186,000 versus $386,000 in the 2012 third quarter. Adjusted EBITDA was $338,000 compared with $524,000 in last year’s third quarter.

Nine-Month Results

Sales for the nine-month period increased 6% to $158.4 million from $149.0 million during the same period a year ago. Gross margin was flat at 29%.  Operating income for the nine-month period, which includes the negative impact of the above referenced $1.2 million increase in inventory reserves, as well as $3.0 million in non-recurring expenses associated with management retirements, decreased to $10.4 million from $12.9 million in the same period last year.

Net income, which reflects a $908,000 first quarter tax benefit, was $7.2 million, or $0.52 per diluted share, down 18% from $8.8 million, or $0.65 per diluted share, in the same period a year ago.  Adjusted EBITDA declined 9% to $22.2 million from $24.5 million during the 2012 nine-month period.

Cash flow from operations through nine months increased 146% to $30.7 million from $12.5 million during the first nine months of 2012.   The increase was largely driven by a $19.0 million positive change in net working capital, which offset a $1.5 million decrease in net income.

NobelClad reported nine-month sales of $89.0 million, up 5% from $84.7 million in the comparable prior-year period.  Operating income was $13.3 million versus $13.1 million in the year-ago nine-month period, and adjusted EBITDA was $17.7 million versus $17.3 million at the nine-month mark last year.

Nine-month sales at DynaEnergetics increased 10% to $63.7 million from $57.9 million in the 2012 nine-month period.  The segment reported nine-month operating income of $5.6 million, up 15% from $4.9 million in the comparable prior-year period.  Adjusted EBITDA improved 8% to $9.8 million from $9.1 million in the year-ago period.

AMK Technical Services recorded nine-month sales of $5.7 million, down 12% from $6.4 million through the first nine months of 2012. Operating income was $296,000 versus $463,000 in the prior year’s nine-month period, while adjusted EBITDA was $749,000 versus $850,000.

Management Commentary

Kevin Longe, president and CEO, said that each of DMC’s businesses achieved important operational objectives during the third quarter.  DynaEnergetics launched commercial production at its new shaped charge facility in Blum, Texas during September, and hit key construction objectives on a third shaped charge plant being built in Tyumen, Siberia.  DynaEnergetics also has reported growing market acceptance of its new DYNAselect System, an advanced explosive initiation technology that enhances the safety and decreases the complexity of the well perforating process.

“At NobelClad, the prospective orders we referenced last quarter from the chemical industry have now been booked into backlog,” said Longe.  “In addition, our sales team has reported several additional large order opportunities have emerged from the international chemical and upstream oil and gas industries.”

Longe added, “Quoting activity has remained relatively strong, but the pace at which orders are being released by customers remains sluggish.  We are optimistic that as the global economy continues to strengthen, we will begin to see an increase in our book-to-bill ratio.  NobelClad continues to strengthen operational efficiencies, particularly at its flagship explosion welding facility in Mt. Braddock, Pennsylvania.  These improvements have allowed us to concurrently address multiple large orders with very tight delivery deadlines, while also managing our base-load production.”

Longe said that AMK Technical Services continues to pursue new revenue opportunities with current and prospective customers.  The business recently invested in a new Mazak machining center, which expands the services AMK can provide to its customers.

“As we commence the final months of fiscal 2013, we are making additional progress on the strategic objectives we established at the beginning of the year,” Longe said.  “We continue to enhance operations at the business and corporate levels and are further strengthening our leadership and support teams.  We also are expanding our presence in Asia and South America and rolling out a global re-branding campaign.  As a result of these efforts, we have a much stronger platform from which to pursue our growth plans, and are optimistic about our prospects for success in 2014 and beyond.”

Guidance

Rick Santa, senior vice president and chief financial officer, said, “In light of our year-to-date sales levels and the slight decline in NobelClad’s order backlog, we are adjusting our full year 2013 sales forecast to an anticipated growth rate of 4% to 5% versus 2012 sales.  Our prior forecast called for an increase of 6% to 8%.  However, given the year-to-date and anticipated fourth quarter product and customer mix at NobelClad and DynaEnergetics, we are elevating our full-year 2013 gross margin forecast to 29% to 30% versus the prior range of 27% to 29%.”

DMC’s blended effective tax rate for the full year 2013 is expected to be in a range of 26% to 27% (versus a previously forecasted range of 24% to 26%) based on projected pre-tax income, the previously reported $908,000 in certain tax benefits recognized in the first quarter, and the previously reported $430,000 non-recurring charge recorded in the second quarter related to a German tax settlement. Excluding the impact of the above items, the blended effective tax rate for 2013 is projected to be in a range of 29% to 30%.

For the fourth quarter, management anticipates sales will be in a range of 2% below to 2% above sales of $52.5 million reported in the fourth of 2012.  Gross margin is expected to be in a range of 29% to 30%.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 877-407-0778 (201-689-8565 for international callers).  No passcode is necessary.  Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through November 6, 2013, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 100714.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2013 DMC management incentive awards will be based, in part, on the amount of EBITDA achieved during the year.  Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC

Based in Boulder, Colorado, DMC serves a global network of customers in the energy, infrastructure and industrials markets through two core business segments — NobelClad and DynaEnergetics — as well as a specialized industrial service provider, AMK Welding. The NobelClad segment is the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. DynaEnergetics is an international manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells.  AMK Welding utilizes various specialized technologies to weld components for use in power-generation turbines, and commercial and military jet engines. For more information, visit the Company’s website at: http://www.dynamicmaterials.com

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Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for fourth quarter and full-year 2013 sales, margins, tax rates and tax benefits, expectations regarding our global growth and operational initiatives, NobelClad sales opportunities in the international chemical and upstream oil and gas markets, expanded geographic presence, success of new products, and the other prospects we are pursuing at each of our three business segments.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute upon international growth opportunities; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2012.

DYNAMIC MATERIALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(Amounts in Thousands, Except Share and Per Share Data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
NET SALES	$54,268	$50,149	$158,396	$149,048

COST OF PRODUCTS SOLD	37,695	34,800	112,042	105,383

Gross profit	16,573	15,349	46,354	43,665

COSTS AND EXPENSES:
General and administrative expenses	5,833	4,668	19,129	13,815
Selling and distribution expenses	3,699	4,011	12,074	12,330
Amortization of purchased intangible assets	1,581	1,520	4,734	4,584

Total costs and expenses	11,113	10,199	35,937	30,729

INCOME FROM OPERATIONS	5,460	5,150	10,417	12,936

OTHER INCOME (EXPENSE):
Other income (expense), net	(247)	180	(371)	390
Interest expense	(129)	(216)	(484)	(622)
Interest income	1	16	5	25

INCOME BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST	5,085	5,130	9,567	12,729

INCOME TAX PROVISION	1,474	1,373	2,259	3,882

NET INCOME	3,611	3,757	7,308	8,847

Less: Net income attributable to non-controlling interest	49	3	92	13

NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$3,562	$3,754	$7,216	$8,834

INCOME PER SHARE:
Basic	$0.26	$0.28	$0.52	$0.65
Diluted	$0.26	$0.28	$0.52	$0.65

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,540,394	13,212,246	13,528,880	13,204,086
Diluted	13,544,665	13,216,229	13,532,973	13,208,259

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.12	$0.12

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	September 30,
	2013	December 31,
	(unaudited)	2012
ASSETS

Cash and cash equivalents	$9,578	$8,200
Accounts receivable, net	32,018	36,981
Inventory, net	41,708	48,320
Other current assets	6,546	7,165

Total current assets	89,850	100,666

Property, plant and equipment, net	63,500	53,976
Goodwill, net	37,553	37,431
Purchased intangible assets, net	37,646	41,958
Other long-term assets	1,005	1,400

Total assets	$229,554	$235,431

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$9,135	$11,281
Customer advances	1,392	1,363
Dividend payable	550	540
Accrued income taxes	1,325	406
Other current liabilities	10,175	9,742
Lines of credit	—	981
Current portion of long-term debt	65	65

Total current liabilities	22,642	24,378

Lines of credit	25,550	37,779
Long-term debt	5	55
Deferred tax liabilities	8,429	9,211
Other long-term liabilities	1,755	1,452
Stockholders’ equity	171,173	162,556

Total liabilities and stockholders’ equity	$229,554	$235,431

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(Amounts in Thousands)

(unaudited)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,308	$8,847
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	4,441	4,121
Amortization of purchased intangible assets	4,734	4,584
Amortization of deferred debt issuance costs	76	96
Stock-based compensation	2,685	2,838
Deferred income tax benefit	(260)	(763)
Gain (loss) on disposal of property, plant and equipment	5	(32)
Change in working capital, net	11,745	(7,214)

Net cash provided by operating activities	30,734	12,477

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(14,030)	(10,526)
Acquisition of TRX Industries	—	(10,294)
Change in other non-current assets	209	152

Net cash used in investing activities	(13,821)	(20,668)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(13,252)	17,087
Payments on long-term debt	(47)	(1,157)
Payments on capital lease obligations	(39)	(53)
Payment of dividends	(1,637)	(1,614)
Net proceeds from issuance of common stock	163	98
Tax impact of stock-based compensation	(895)	(5)

Net cash provided by (used in) financing activities	(15,707)	14,356

EFFECTS OF EXCHANGE RATES ON CASH	172	(60)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,378	6,105

CASH AND CASH EQUIVALENTS, beginning of the period	8,200	5,276

CASH AND CASH EQUIVALENTS, end of the period	$9,578	$11,381

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Amounts in thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Explosive Metalworking	$30,407	$29,771	$88,977	$84,680
Oilfield Products	21,924	18,044	63,743	57,941
AMK Welding	1,937	2,334	5,676	6,427

Net sales	$54,268	$50,149	$158,396	$149,048

Explosive Metalworking	$5,562	$5,451	$13,251	$13,138
Oilfield Products	1,718	1,139	5,597	4,886
AMK Welding	186	386	296	463
Unallocated expenses	(2,006)	(1,826)	(8,727)	(5,551)

Income from operations	$5,460	$5,150	$10,417	$12,936

	For the three months ended September 30, 2013
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total

Income from operations	$5,562	$1,718	$186	$(2,006)	$5,460
Adjustments:
Net income attributable to non-controlling interest	—	(49)	—	—	(49)
Stock-based compensation	—	—	—	628	628
Depreciation	1,009	406	152		1,567
Amortization of purchased intangibles	529	1,052	—	—	1,581

Adjusted EBITDA	$7,100	$3,127	$338	$(1,378)	$9,187

	For the three months ended September 30, 2012
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total

Income from operations	$5,451	$1,139	$386	$(1,826)	$5,150
Adjustments:
Net income attributable to non-controlling interest	—	(3)	—	—	(3)
Stock-based compensation	—	—	—	903	903
Depreciation	857	397	138	—	1,392
Amortization of purchased intangibles	500	1,020	—	—	1,520

Adjusted EBITDA	$6,808	$2,553	$524	$(923)	$8,962

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Amounts in thousands)

(unaudited)

	For the nine months ended September 30, 2013
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$13,251	$5,597	$296	$(8,727)	$10,417
Adjustments:
Net income attributable to non-controlling interest	—	(92)	—	—	(92)
Stock-based compensation	—	—	—	2,685	2,685
Depreciation	2,883	1,105	453	—	4,441
Amortization of purchased intangibles	1,578	3,156	—	—	4,734

Adjusted EBITDA	$17,712	$9,766	$749	$(6,042)	$22,185

	For the nine months ended September 30, 2012
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$13,138	$4,886	$463	$(5,551)	$12,936
Adjustments:
Net income attributable to non-controlling interest	—	(13)	—	—	(13)
Stock-based compensation	—	—	—	2,838	2,838
Depreciation	2,601	1,133	387	—	4,121
Amortization of purchased intangibles	1,536	3,048	—	—	4,584

Adjusted EBITDA	$17,275	$9,054	$850	$(2,713)	$24,466

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income attributable to DMC	$3,562	$3,754	$7,216	$8,834
Interest expense	129	216	484	622
Interest income	(1)	(16)	(5)	(25)
Provision for income taxes	1,474	1,373	2,259	3,882
Depreciation	1,567	1,392	4,441	4,121
Amortization of purchased intangible assets	1,581	1,520	4,734	4,584

EBITDA	8,312	8,239	19,129	22,018
Stock-based compensation	628	903	2,685	2,838
Other (income) expense, net	247	(180)	371	(390)

Adjusted EBITDA	$9,187	$8,962	$22,185	$24,466